SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          GROW BIZ INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                [LOGO] GROW BIZ
                                       INTERNATIONAL


                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 3, 2000

                        ---------------------------------


TO THE SHAREHOLDERS OF GROW BIZ INTERNATIONAL, INC.

         Notice is hereby given to the holders of the shares of Common Stock of Grow Biz International, Inc. that the Annual Meeting of Shareholders of the Company will be held at the Company's corporate offices, 4200 Dahlberg Drive, Minneapolis, Minnesota on Wednesday, May 3, 2000 at 4:00 p.m. Central Daylight Time, to consider and act upon the following matters:

         1.  To set the number of members of the Board of Directors at five.

         2.  To elect five directors to serve for a term of one year.

         3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on March 13, 2000 will be entitled to vote at the meeting and adjournments of the meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE.

                           By the Order of the Board of Directors

                           /s/ David J. Osdoba, Jr.

                           David J. Osdoba, Jr.
                           Vice President of Finance and Chief Financial Officer

Dated April 10, 2000

                          GROW BIZ INTERNATIONAL, INC.
                               4200 DAHLBERG DRIVE
                        MINNEAPOLIS, MINNESOTA 55422-4837
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 3, 2000

                                 PROXY STATEMENT


                                     GENERAL

         The Annual Meeting of Shareholders of Grow Biz International, Inc. ("Company") will be held on Wednesday, May 3, 2000, at 4:00 p.m., Central Daylight Time, at the Company's corporate offices, 4200 Dahlberg Drive, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

         The enclosed proxy is solicited by the Board of Directors of the Company. Such solicitation is being made by mail and may also be made by directors, officers and regular employees of the Company personally or by telephone. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Corporate Secretary, or by appearing in person at the meeting. Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in favor of (1) setting the number of members of the Board of Directors at five, (2) the Board of Directors' nominees named in this proxy statement and (3) the appointment of Arthur Andersen LLP as independent auditors for the current fiscal year.

         Common stock, no par value per share ("Common Stock"), of which there were 5,381,119 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each shareholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the shareholder. Only shareholders of record at the close of business on March 13, 2000 will be entitled to vote at the meeting.

         The affirmative vote of the majority of shares present in person, or represented by proxy, at this Annual Meeting of Shareholders is required to set the number of directors, elect each director and to approve Arthur Andersen LLP as independent auditors for the current fiscal year. A quorum is achieved when 51% of the outstanding shares are present in person or by proxy. Shares voted as abstentions on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. If a broker submits a "non-vote" proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

         All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about April 10, 2000.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

         At the meeting, the Board of Directors of the Company is to be elected to hold office until the 2001 Annual Meeting or until successors are elected and have qualified. The Bylaws of the Company provide that the number of directors of the Company shall be fixed by the shareholders, subject to increase by the Board of Directors. Currently, the authorized size of the Board of Directors is six. The Board recommends that the shareholders set the number of directors at five and elect the nominees named below.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such share shall be voted for the election of such substitute nominees as the Board of Directors may propose. Each person nominated has agreed to serve if elected, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

INFORMATION CONCERNING NOMINEES:

                                      PRINCIPAL OCCUPATION AND BUSINESS
     NAME AND AGE                      EXPERIENCE FOR PAST FIVE YEARS
     ------------                      ------------------------------
John L. Morgan              Mr. Morgan was elected Chairman of the Board and
Age: 58                     Chief Executive Officer of the Company in March
                            2000. He was the founder of Winthrop Resources, a leasing and finance company, and served as its President from March 1982 through March 1999. Since
                            March 1999, Mr. Morgan has served as a private investor and general partner in Rush River Group, LLC, an investment company. He will continue in that capacity.

Kirk A. MacKenzie           Mr. MacKenzie was a founder and Executive Vice
Age: 61                     President of Winthrop Resources, a leasing and
                            finance company, from 1982 through March 1999. Since
                            1999, Mr. MacKenzie has served as a private investor and general partner in Rush River Group, LLC, an investment company.

Paul C. Reyelts             Mr. Reyelts currently serves as the Senior Vice
Age: 53                     President of Finance and Chief Financial Officer of
                            the Valspar Corporation, a manufacturer of various coating products. He has held this position since
                            April 1982.

William D. Dunlap, Jr.      Mr. Dunlap has served as Chairman of Campbell Mithun
Age: 61                     Esty, an advertising company, since 1996. He also
                            served as its Chief Executive Officer from 1982 through 1995.

Mark L. Wilson              Mr. Wilson currently serves as President of Weisman
Age: 51                     Enterprises, Inc., a vending products company. Prior
                            to his appointment to this position in 1998, Mr.
                            Wilson was a practicing corporate and mergers and acquisitions attorney from 1974 to 1999, most recently as the shareholder and officer of the Minneapolis law firm The Wilson Group Limited.

INFORMATION CONCERNING NON-NOMINEE EXECUTIVE OFFICERS:

Ted R. Manley               Mr. Manley has served as President and Chief
Age: 50                     Operating Officer of the Company since July 1999.
                            From September 1997 until July 1999 he served as
                            Executive Vice President of Operations. He served as
                            President of Once Upon A Child(R) from January 1997 until January 1999 and General Manager from July
                            1994 to January 1997. Mr. Manley was Senior Vice
                            President of Braun's Fashions Corporation, a women's retail clothing store chain, from November 1989 to June 1994.

David J. Osdoba, Jr.        Mr. Osdoba has served as Vice President of Finance
Age: 44                     and Chief Financial Officer of the Company since
                            August 1996. From August 1993 through August 1996
                            Mr. Osdoba served as Corporate Controller of the Company. Mr. Osdoba was an independent financial and business consultant from January 1991 through July
                            1993. He was Chief Financial Officer for Harold
                            Corporation, a Minneapolis based women's specialty retailer, from September 1984 to December 1990.

Charles V. Kanan            Mr. Kanan has served as President of Play It Again
Age: 48                     Sports(R)since January 1994. From December 1990 to
                            December 1991 Mr. Kanan served as Vice President of
                            Marketing and from January 1992 to December 1993 he served as Executive Vice President, of Dahlberg,
                            Inc.

Taylor Bond                 Mr. Bond has served as President of Computer
Age: 38                     Renaissance(R)since July 1999. He was President and
                            a director of Syzygy Corporation, an Ann Arbor, Michigan-based company that owned and operated a Computer Renaissance(R)franchise from October 1993 to September 1999. From February 1987 through May
                            1994 Mr. Bond worked for Dominos Pizza, Inc., most recently as National Director of Market Research.

MEETING OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         The Board of Directors of the Company has standing Executive, Audit and Compensation Committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing Nominating Committee.

         The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Minnesota Business Corporation Act. The Executive Committee was formed in December 1993 and held no meetings during fiscal 1999. During 1999, the Executive Committee consisted of K. Jeffrey Dahlberg, Dennis J. Doyle and Bruce C. Sanborn.

         The Audit Committee makes recommendations as to the selection of auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. The Audit Committee was formed in July 1993 and held one meeting during fiscal 1999. During 1999, the Audit Committee consisted of Robert C. Pohlad and Randel S. Carlock. Effective May 3, 2000, the proposed Audit Committee will consist of Paul C. Reyelts, William D. Dunlap, Jr. and Mark A. Wilson.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers, other key employees and nonemployee directors and the composition and levels of participation in incentive compensation plans. The Compensation Committee administers the Company's 1992 Stock Option Plan including determining the participants, the number of shares subject to option and the terms and conditions of exercise. During fiscal 1999, the Compensation Committee held two meetings. During 1999, the Compensation Committee consisted of Bruce C. Sanborn and Dennis J. Doyle.

         During fiscal 1999, the Board of Directors of the Company met eight times. All directors attended at least 85% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

DIRECTOR COMPENSATION

         Each nonemployee director of the Company receives $500 for each board and committee meeting attended. Effective August 23, 1993, Dennis J. Doyle and Bruce C. Sanborn, the only nonemployee directors at the time, were each granted an option to purchase 25,000 common shares at an exercise price of $10.00 per share. Effective September 24, 1993, the Board of Directors adopted the Stock Option Plan for Nonemployee Directors ("Directors Plan") which provides for an automatic grant of an option to purchase 25,000 common shares upon the initial election as a director. Pursuant to this Plan, Randel S. Carlock and Robert C. Pohlad were each granted an option to purchase 25,000 common shares at an exercise price of $15.00 per share. Effective November 21, 1995, the options granted to Messrs. Carlock and Pohlad were canceled and replacement options to purchase 25,000 common shares each at $10.00 per share, which was above the market price on the effective date, were granted separate from the Directors Plan. All options granted to nonemployee directors expired in 1999.

         Each of the nonemployee director nominees will be granted an option to purchase 25,000 shares of the Company's common stock under the Directors Plan, effective as of May 3, 2000. These options vest 20% per year and expire at the end of six years.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation earned or awarded during each of the last three fiscal years to the Company's Chief Executive Officer and the other four most highly compensated executive officers serving as executive officers at the end of fiscal 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION ($)
                                              --------------------------------------
                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                      FISCAL                           OTHER ANNUAL       OPTION         ALL OTHER
  NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS      COMPENSATION       AWARDS (#)    COMPENSATION
  ---------------------------          ----     ------      -----      ------------       ---------     ------------
K. Jeffrey Dahlberg(3)                 1999     258,300       -             -                -             43,323(1)
   Chairman of the Board and           1998     200,000       -             -                -             43,044
   Chief Executive Officer             1997     240,000       -             -                -             46,283

Ronald G. Olson(3)                     1999     241,700       -             -                -             44,154(1)
   Vice Chairman                       1998     300,000       -             -                -             42,333
                                       1997     260,000       -             -                -             45,181

Ted R. Manley                          1999     155,000     38,750          -              40,000           9,831(2)
   President and Chief Operating       1998     147,000       -             -                -              6,993
   Officer                             1997     126,000     90,750          -              10,000           5,610

Charles V. Kanan                       1999     142,000     26,625          -              20,000           7,713(2)
   President Play It Again Sports      1998     137,500     43,313          -                -              7,234
   Division                            1997     137,500       -             -               5,000           6,239

David J. Osdoba, Jr.                   1999     135,000     33,750          -              25,000           8,173(2)
   Vice President of Finance and       1998     120,000       -             -                -              6,799
   Chief Financial Officer             1997     100,000     40,000          -              10,000           5,497

--------------------------------
(1) Includes premiums paid in 1999 by the Company for term life insurance coverage and the present value of the benefit to the executive of the remainder of the premiums for split dollar life insurance coverage paid by the Company on behalf of the named executive as follows: Mr. Dahlberg - $34,253 and Mr. Olson - $33,031. Also includes 401(k) Company matching contributions and profit sharing as follows: Mr. Dahlberg - $9,070 and Mr. Olson - $11,123.
(2)      Consists of 401(k) Company matching contributions and profit sharing.
(3) In March 2000, K. Jeffery Dahlberg and Ronald G. Olson resigned their positions with the Company.

OPTIONS GRANTED DURING FISCAL 1999

         The following table provides information relating to options granted to the Named Executive Officers during the Company's 1999 fiscal year:

                                                              INDIVIDUAL GRANTS
                          ----------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                           % OF TOTAL                                        PRICE APPRECIATION
                                        OPTIONS GRANTED                                       FOR OPTION TERM
                            OPTIONS     TO EMPLOYEES IN       EXERCISE    EXPIRATION      ------------------------
NAME                      GRANTED(1)   FISCAL YEAR (#/SH)   PRICE ($)(2)     DATE         5%($)(3)       10%($)(3)
----                      ----------   ------------------   ------------     ----         --------       ---------
K. Jeffrey Dahlberg            -               -                 -            -              -               -
Ronald G. Olson                -               -                 -            -              -               -
Ted R. Manley               40,000           26.7%              4.25       11/17/04        46,800         103,600
Charles V. Kanan            20,000           13.3%              4.25       11/17/04        23,400          51,800
David J. Osdoba, Jr.        25,000           16.7%              4.25       11/17/04        29,250          64,750

----------------------------
(1) The number indicated is the number of common shares that can be acquired upon exercise of the option. The Company has not granted any stock appreciation rights. Each option is non-transferable, becomes exercisable in four annual installments of 25% per year commencing on the first anniversary of the date of grant, and provides for forfeiture of any unvested portion upon termination of employment.
(2) Exercise prices are equal to the fair market value at the date of grant.
(3) The assumed 5% and 10% annual rates of appreciation are hypothetical rates selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices.

AGGREGATED OPTION EXERCISES DURING FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information relating to options exercised by the Named Executive Officers during fiscal 1999 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                            SHARES                              YEAR-END (#)             FISCAL YEAR-END ($)(1)
                          ACQUIRED ON       VALUE               ------------             ----------------------
         NAME             EXERCISE (#)   REALIZED ($)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
         ----             ------------   ------------    -------------------------     -------------------------
K. Jeffrey Dahlberg            -               -                      -                             -
Ronald G. Olson                -               -                      -                             -
Ted R. Manley                  -               -               27,500 / 52,500                      -
Charles V. Kanan               -               -               18,750 / 31,250                      -
David J. Osdoba, Jr.           -               -               17,750 / 43,250                      -

----------------------------
(1) Options are "in-the-money" if the fair market value of the underlying shares at fiscal year end is greater than the exercise price. The amounts set forth represent the difference between the fair market value of the common shares on December 25, 1999 and the option exercise price multiplied by the number of shares subject to the option.

COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the 1934 Act requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission ("Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the Company. Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. The Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 25, 1999, all Form 3, Form 4 and Form 5 filing requirements were met, except Form 4s were filed late for K. Jeffrey Dahlberg for the months of February 1999 and May 1999 and a Form 4 was filed late for Taylor Bond for the month of September 1999.

COMPENSATION COMMITTEE REPORT

         COMPENSATION COMMITTEE CHARTER. The purpose of the Compensation Committee of the Board of Directors is to oversee compensation of officers, key employees and nonemployee directors of the Company. The Committee's policy is to insure that compensation programs contribute directly to the success of the Company including enhanced share value. The Compensation Committee is comprised of two members of the Board of Directors, neither of who is an employee of the Company.

         EXECUTIVE COMPENSATION POLICIES AND PROGRAMS. The Company's executive compensation programs are designed to attract and retain qualified executives and to motivate them to maximize shareholder investment by achieving strategic Company goals. There are three basic components to the Company's executive compensation program: base pay, annual incentive bonus and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and Company performance, comparable compensation programs in the Minneapolis/Saint Paul metropolitan area, equity among employees and cost effectiveness.

                  Base Pay. Base pay is designed to be competitive, although conservative, as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/Saint Paul metropolitan area. The executive's actual salary within this competitive framework depends on the individual's performance, responsibilities, experience, leadership and potential future contribution. The initial recommendation, with respect to salary of all executive officers, was made by the Chief Executive Officer and the Chairman of the Board.

                  Annual Incentive Bonus. In addition to base pay, each executive is eligible to receive an annual cash bonus. For fiscal 1999, the bonus for certain executives was tied directly to the earnings per share of the Company. The bonus for the other executives was tied to specific performance criteria which were weighted based on the importance of such criteria to the specific job. The Committee believes that it is not in the best interests of the Company to identify the specific earnings measures. Executives were eligible for a bonus of up to 100% of their base pay.

                  Long-Term, Equity-Based Incentive Compensation. The long-term, equity-based compensation program is tied directly to shareholder return. Under the current program, long-term incentive compensation consists of stock options that generally do not fully vest until after four years. Stock options are awarded with an exercise price equal to the fair market value of the Company's common shares on the date of grant. Accordingly, the executive is rewarded only if the shareholders receive the benefit of appreciation in the price of the Common Stock.

                  Because long-term options vest over time, the Company periodically (generally once each year) grants new options to provide continuing incentives for future performance. The size of the previous grants and the number of options held are considered by the Stock Option Committee, but are not entirely determinative of future grants. Each executive's annual grants are based upon the individual's performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the Committee.

                  Stock options are designed to align the interests of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareholders' investment. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the executive to remain with the Company.

         ANNUAL REVIEWS. Each year the Compensation Committee reviews its executive compensation polices and programs and determines what changes, if any, are appropriate for the following year. In addition, the Committee reviews the individual performance of the Chief Executive Officer and the Chairman of the Board.

         CHIEF EXECUTIVE OFFICER. The Chief Executive Officer's compensation is established by the Compensation Committee based on a subjective consideration of his performance and the extent to which the Company achieves its strategic and economic goals established at the beginning of the year and his current level of compensation in comparison with the level of compensation paid the chief executive officers of comparable companies in the Minneapolis/Saint Paul metropolitan area. The Chief Executive Officer is eligible for an annual incentive bonus tied directly to the earnings of the Company. No bonus was paid for fiscal 1999. The Compensation Committee also considers the Chief Executive Officer's level of compensation as it relates to other executive officers of the Company and to the Company's employees in general.

         LIMITS ON DEDUCTIBLE COMPENSATION PAYABLE TO EXECUTIVE OFFICERS. The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of
Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

         The foregoing report is submitted by Dennis J. Doyle and Bruce C. Sanborn, the members of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS

         The 1999 Compensation Committee of the Board of Directors consists of two nonemployee directors, Dennis J. Doyle and Bruce C. Sanborn. Prior to November 1999, Mr. Sanborn was the Chief Executive Officer of North Central Life Insurance Company and K. Jeffrey Dahlberg, the Company's Chairman, served on the Board of North Central Life Insurance Company.

                             STOCK PERFORMANCE GRAPH

         Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock as against the cumulative total return of the NASDAQ Total Return Index and the NASDAQ Retail Stock Index. The graph and table assume the investment of $100 on December 31, 1994 in the Company's Common Stock and in the NASDAQ Total Return Index and the NASDAQ Retail Stock Index.


                   COMPARISON OF CUMULATIVE TOTAL RETURN SINCE
                                DECEMBER 31, 1994











                      ----------- ----------- ------------ ----------- ----------- ------------
                         12/94       12/95        12/96       12/97       12/98        12/99
                      ----------- ----------- ------------ ----------- ----------- ------------
      Grow Biz           $100       $90.5882     $82.3529   $113.5341   $127.0588     $36.4706
--------------------- ----------- ----------- ------------ ----------- ----------- ------------
     NASDAQ (US)          100       141.3349     173.8922    213.0731    300.2478     542.4304
--------------------- ----------- ----------- ------------ ----------- ----------- ------------
    NASDAQ Retail         100       110.1445     131.3059    154.7396    187.5897     181.5008
--------------------- ----------- ----------- ------------ ----------- ----------- ------------

                       APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal #3)

         Based on the recommendation of the Audit Committee, the Board of Directors has voted to retain Arthur Andersen LLP to serve as independent auditors for the Company for fiscal year 2000 and is submitting its appointment of such firm to the shareholders for ratification. Arthur Andersen LLP has served as the Company's independent auditors since 1992. If the appointment is not ratified, the Board of Directors will reconsider its selection. Representatives from Arthur Andersen LLP will be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP

         The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, (iv) each director nominee and (v) all directors and executive officers as a group. All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted. The number of shares listed is as of March 24, 2000 unless otherwise noted.

                                                 NUMBER OF SHARES         PERCENT OF
                                                BENEFICIALLY OWNED    OUTSTANDING SHARES
                                                ------------------    ------------------
K. Jeffrey Dahlberg                                 1,363,225(1)             25.3%
455 North Ferndale Drive
Wayzata, MN 55391

Ronald G. Olson                                     1,347,668(2)             25.0%
3400 Fox Street
Long Lake, MN 55356

John L. Morgan                                        566,600(5)             10.5%
4200 Dahlberg Drive
Minneapolis, MN 55422

Sheldon T. Fleck                                      680,800(3)             12.2%
1400 International Centre
900 Second Avenue South
Minneapolis, MN 55402

Kirk A. MacKenzie                                     210,000(6)              3.9%
Paul C. Reyelts                                             0                 0.0%
William D. Dunlap, Jr.                                      0                 0.0%
Mark L. Wilson                                              0                 0.0%

Ted R. Manley                                          23,579(3)              0.4%
Charles V. Kanan                                       22,600(3)              0.4%
David J. Osdoba, Jr.                                   26,045(3)              0.5%

Dennis J. Doyle                                        15,000                 0.3%
Bruce C. Sanborn                                       15,100(4)              0.3%
Robert C. Pohlad                                            0                 0.0%
Randel S. Carlock                                           0                 0.0%

All directors and executive officer as a group
(10 persons)                                        2,154,721(3)             38.2%

----------------------------
(1)      Includes 279,250 shares held in trust for minor children.
(2) Includes 17,900 shares held by Mr. Olson's adult children and 111,600 shares held in trust for these children and 1,500 shares held by Mr. Olson's wife. Mr. Olson disclaims beneficial ownership of these shares.
(3) Includes the following shares which may be acquired within 60 days through the exercise of stock options or warrants: Mr. Manley - 22,500; Mr. Osdoba - 23,000; Mr. Kanan - 20,000; Mr. Fleck - 200,000; and all directors and executive officers as a group - 65,500.
(4) Includes 100 shares held by Mr. Sanborn's son. Mr. Sanborn disclaims beneficial ownership of these shares.
(5) Includes 140,000 shares owned by Rush River LLC, in which Mr. Morgan is a general partner, and 4,300 shares held by Mr. Morgan's wife.
(6) Includes 140,000 shares owned by Rush River LLC, in which Mr. MacKenzie is a general partner.

CHANGE IN CONTROL

         On March 22, 2000, John L. Morgan, Chief Executive Officer and a director nominee, Kirk A. MacKenzie, a director nominee, and their associates acquired 700,000 shares of Common Stock from K. Jeffrey Dahlberg, the Company's former Chief Executive Officer, in a private transaction at a purchase price of $7.00 per share. These shares were acquired for cash using personal funds of the acquirers and represent 13.0% of the shares of Common Stock outstanding as of March 24, 2000. In connection with this transaction, K. Jeffrey Dahlberg resigned his position as Chairman and Chief Executive Officer. As a result of the acquisition, Messrs. Morgan and McKenzie beneficially own approximately 10.5% and 3.9% of the Company's outstanding shares of Common Stock. Prior to the acquisition, Mr. Dahlberg beneficially owned approximately 38.3% of the Company's outstanding shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1999, two Play It Again Sports(R) franchises, two Once Upon A Child(R) franchises and one Computer Renaissance(R) franchise, owned by relatives of K. Jeffrey Dahlberg, paid $64,524 in royalties to the Company and purchased $256,407 of merchandise through the Company's buying group.

         In November 1999, the Company engaged Sheldon T. Fleck, a shareholder of the Company, to act as a non-exclusive financial advisor to the Company. Under the engagement agreement, Mr. Fleck provided services to the Company in the areas of strategic planning and business development through February 29, 2000. On March 22, 2000, the Company issued a warrant to Mr. Fleck to purchase 200,000 shares of the Company's common stock, exercisable immediately for a period of eight years at an exercise price of $6.00 per share. Mr. Fleck owns approximately 12.2% of the outstanding shares of the Company's common stock as of March 24, 2000.

         The Company leases from PIAS Holdings, a general partnership owned by
K. Jeffrey Dahlberg and Ronald G. Olson, certain real property which houses a Company-owned retail store located at 3505 Hennepin Avenue, Minneapolis, Minnesota. Pursuant to this lease, the Company is obligated to make lease payments of $5,500 per month through September 2000. During fiscal 1999, the Company made payments of $66,000 under this lease.

                              SHAREHOLDER PROPOSALS

         Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2001 Annual Meeting must be received by the Company by December 12, 2000. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Stockholders who intend to present a proposal at the 2001 Annual Meeting without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than February 25, 2001. If any matters properly come before our 2001 Annual Meeting, but we did not receive notice of it prior to February 25, 2001, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 ANNUAL REPORTS

         The Company's 1999 Annual Shareholder Report, which includes the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, is being mailed with this proxy statement to shareholders entitled to notice of the Annual Meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

                           By the Order of the Board of Directors

                           /s/ David J. Osdoba, Jr.

                           David J. Osdoba, Jr.
                           Vice President of Finance and Chief Financial Officer

                          GROW BIZ INTERNATIONAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 3, 2000
                                    4:00 P.M.

                          GROW BIZ INTERNATIONAL, INC.
                               4200 DAHLBERG DRIVE
                              MINNEAPOLIS, MN 55422







[LOGO]
GROW BIZ        4200 DAHLBERG DRIVE
INTERNATIONAL   MINNEAPOLIS, MN 55422                                      PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 3, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.

By signing the proxy, you revoke all prior proxies and appoint John L. Morgan and David J. Osdoba, Jr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.







                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                  VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Grow Biz International, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.









                       [ARROW] PLEASE DETACH HERE [ARROW]




         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

  I. Approving setting the number of members of the Board of Directors at five;

                [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

 II. Authority to vote for the election of John L. Morgan, William D. Dunlap, Jr., Kirk A. MacKenzie, Paul C. Reyelts and Mark L. Wilson as directors of the Company until the 2001 Annual Meeting. You may withhold authority to vote for a nominee by lining through his name;

                        [ ] GRANT       [ ] WITHHOLD

III. Ratifying the appointment of Arthur Andersen LLP as independent auditors for the current fiscal year;

                [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

 IV. In their discretion, upon such other business as may properly come before the meeting, all as set out in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 10, 2000, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  [ ] Indicate changes below:

                                          Date ____________________________

                                      _________________________________________
                                     |                                         |
                                     |                                         |
                                     |_________________________________________|

                                     Signature(s) in Box
                                     Stockholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.